As filed with the Securities and Exchange Commission on July 14, 2017.

Registration No. 333-214863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDICAL TRANSCRIPTION BILLING, CORP.

(Exact name of registrant as specified in its charter)

Delaware	7389	22-3832302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Clyde Road

Somerset, New Jersey 08873

(732) 873-5133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mahmud Haq
Chief Executive Officer

7 Clyde Road

Somerset, New Jersey 08873

(732) 873-5133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

David S. Song, Esq. Mazzeo Song P.C. 444 Madison Avenue, 4th Floor New York, New York 10022 (212) 599-0700

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-Accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.[X]

EXPLANATORY NOTE

On December 1, 2016, Medical Transcription Billing, Corp. (the “Company”) filed a registration statement on Form S-1 with the Securities and Exchange Commission (SEC), File No. 333-214863, as amended by Amendment No. 1 to Form S-1 filed on December 12, 2016, Amendment No. 2 to Form S-1 filed on June 2, 2017, Amendment No. 3 to Form S-1 filed on June 14, 2017, and Amendment No. 4 to Form S-1 filed on June 20, 2017 (the “Registration Statement”), to register the sale of the Company’s Series A Preferred Stock. The Registration Statement was declared effective on June 22, 2017.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of Series A Preferred Stock that have not been sold pursuant to the Registration Statement. Pursuant to the undertaking contained in the Registration Statement to remove from registration any of the securities being registered which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to remove from registration the shares of Series A Preferred Stock covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mahmud Haq	Chairman of the Board and Chief Executive	July 14, 2017
Mahmud Haq	Officer (principal executive officer)

/s/ Bill Korn	Chief Financial Officer	July 14, 2017
Bill Korn	(principal financial officer)

/s/ Norman Roth	Controller (principal accounting officer)	July 14, 2017
Norman Roth

/s/ Stephen A. Snyder	President and Director	July 14, 2017
Stephen A. Snyder

*	Director	July 14, 2017
Anne Busquet

*	Director	July 14, 2017
Howard L. Clark, Jr.

*	Director	July 14, 2017
John N. Daly

*	Director	July 14, 2017
Cameron Munter

* By:	/s/ Mahmud Haq	July 14, 2017
Mahmud Haq
Attorney-in-Fact